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                                                                     EXHIBIT 1.1



                           PETROLEUM HELICOPTERS, INC.

                    $200,000,000 9 3/8% Senior Notes due 2009


                               PURCHASE AGREEMENT


                                                                  April 17, 2002
                                                              New York, New York


UBS Warburg LLC
Deutsche Bank Securities Inc.

   c/o UBS Warburg LLC
   299 Park Avenue
   New York, New York 10171


Ladies and Gentlemen:

                  Petroleum Helicopters, Inc., a Louisiana corporation (the "COMPANY"), and each of the Guarantors (as defined herein), agree with you as follows:

                  1. Issuance of Notes. The Company proposes to issue and sell to UBS Warburg LLC and Deutsche Bank Securities Inc. (the "INITIAL PURCHASERS") $200,000,000 aggregate principal amount of 9 3/8% Senior Notes due 2009 (the "ORIGINAL NOTES"). The Original Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated the Closing Date (as defined herein), by and among the Company, the Guarantors and The Bank of New York, as trustee (the "TRUSTEE"). The Company's obligations under the Original Notes and the Indenture will be unconditionally guaranteed (the "GUARANTEES") on an unsecured senior basis by the Guarantors listed on Schedule I hereto (collectively, the "GUARANTORS" and, collectively with the Company, the "ISSUERS"). All references herein to the Original Notes include the related Guarantees, unless the context otherwise requires. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture or the Offering Memorandum (as defined herein).

                  The Original Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Issuers have prepared a preliminary offering memorandum, dated April 4, 2002 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum dated the date hereof (the "OFFERING MEMORANDUM") relating to the Company, the


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                                      -2-


Guarantors and the Original Notes. Any reference herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include the documents incorporated by reference therein (and any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated therein).

                  The Initial Purchasers have advised the Company that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this "AGREEMENT") has been executed and delivered, to resell (the "EXEMPT RESALES") the Original Notes purchased by the Initial Purchasers under this Agreement in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBS"), and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act; the persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the "ELIGIBLE PURCHASERS."

                  Upon issuance of the Original Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Original Notes shall bear the legend relating thereto set forth under "Notice to Investors" in the Offering Memorandum.

                  Holders (including subsequent transferees) of the Original Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") to be dated the Closing Date, substantially in the form attached hereto as Exhibit A. Pursuant to the Registration Rights Agreement, the Issuers will agree to, under the provisions set forth therein, (i) file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth in the Registration Rights Agreement, (a) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement) the "EXCHANGE NOTES" and, together with the Original Notes, the "NOTES," which term includes the guarantees related thereto) to be offered in exchange for the Original Notes (the "EXCHANGE OFFER") and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Original Notes, and (ii) use their reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "NOTE DOCUMENTS."


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                                      -3-


                  The Company will pay off and terminate its existing bank credit facilities and enter into a new senior revolving credit agreement (the "NEW CREDIT AGREEMENT") with Whitney National Bank, whereby the Company will have available a $50.0 million revolving credit facility, subject to a borrowing base as set forth in the New Credit Agreement.

                  The Note Documents and the New Credit Agreement are collectively referred to herein as the "TRANSACTION DOCUMENTS."

                  2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants of the Initial Purchasers contained in this Agreement, the Company agrees to issue and sell to the Initial Purchasers, and on the basis of the representations, warranties and covenants of the Issuers contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Initial Purchasers, severally and not jointly, agree to purchase from the Company, the principal amount of the Original Notes set forth opposite their respective names in Schedule III hereto. The purchase price for the Original Notes shall be 97.75% of their principal amount.

                  3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Original Notes shall be made at 10:00 a.m., central time, on April 23, 2002 (such date and time, the "CLOSING DATE") at the offices of Gardere Wynne Sewell LLP at 1000 Louisiana, Suite 3400, Houston, Texas 77002. The Closing Date and the location of delivery of and the form of payment for the Original Notes may be varied by mutual agreement between the Initial Purchasers and the Company.

                  One or more of the Original Notes in global form registered in such names as the Initial Purchasers may request upon at least one business day's notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Original Notes shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor by means of transfer of immediately available funds to such account or accounts specified by the Company in accordance with its obligations under Sections 4(g) and 8(n) hereof on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date.

                  4. Agreements of the Issuers. The Issuers, jointly and severally, covenant and agree with the Initial Purchasers as follows:

                  (a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any



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                                      -4-


         amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchasers in connection with Exempt Resales.

                  (b) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have objected to such amendment or supplement.

                  (c) If, prior to the time that the Initial Purchasers have completed their distribution of the Original Notes, any event shall occur that, in the reasonable judgment of the Issuers or in the reasonable judgment of the Initial Purchasers, makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchasers of such event, or the Initial Purchasers shall promptly notify the Issuers, as the case may be, and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum, as amended or supplemented, will, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

                  (d) To cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the qualification or registration of the Original Notes under the securities laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (e) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Original Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Original Notes under any securities laws, and if at any time any securities commission or



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                                      -5-


         other regulatory authority shall issue an order suspending the qualification or exemption of any of the Original Notes under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated other than by reason of a default by the Initial Purchasers, to pay all costs, expenses, fees and disbursements and all stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) all expenses of the Issuers and the Initial Purchasers in connection with any meetings with prospective investors in the Original Notes except for all airline, hotel and ground transportation costs of the Initial Purchasers, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery by the Company and the Guarantors of the Original Notes to the Initial Purchasers, (v) the qualification or registration of the Notes for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final "Blue Sky" or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto), (vi) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vii) the preparation of certificates for the Notes, (viii) the application for quotation of the Notes in The Portal Market ("PORTAL") of the National Association of Securities Dealers, Inc. ("NASD"), including, but not limited to, all listing fees and expenses, (ix) the approval of the Notes by The Depository Trust Company ("DTC") for "book-entry" transfer, (x) the rating of the Notes by rating agencies, (xi) the fees and expenses of the Trustee and its counsel and (xii) the performance by the Issuers of their other obligations under the Note Documents; provided, however, except as set forth above in subparagraph (v) the Initial Purchasers shall be responsible for all legal fees and expenses of their legal counsel.

                  (g) To use the proceeds from the sale of the Original Notes in a manner consistent with the caption "Use of Proceeds" as described in the Offering Memorandum.


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                                      -6-


                  (h) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Original Notes.

                  (i) Not to permit any Issuer, and not to permit any of their subsidiaries to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Original Notes in a manner that would require the registration under the Act of the sale of the Original Notes to the Initial Purchasers or any Eligible Purchasers.

                  (j) Not to permit any Issuer to, and to use their reasonable best efforts to cause their affiliates (as defined in Rule 144 under the Act) not to, resell any of the Original Notes that have been reacquired by any of them.

                  (k) Not to permit any Issuer to engage, not to allow any of their subsidiaries to engage, and to use their reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Original Notes in the United States prior to the effectiveness of a registration statement with respect to the Notes.

                  (l) Not to engage, not to allow any of their subsidiaries to engage, and to use their reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Original Notes, and to comply with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (m) From and after the Closing Date, for so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Notes in connection with any sale of such Notes and (ii) any prospective purchaser of such Notes from any such holder or beneficial owner designated by the holder or beneficial owner. The Issuers will pay the expenses of printing and distributing such documents.

                  (n) To comply with all of their agreements set forth in the Registration Rights Agreement.


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                                      -7-

                  (o) To comply with all of their obligations set forth in the representations letter of the Issuers to DTC relating to the approval of the Notes by DTC for "book-entry" transfer and to use their reasonable best efforts to obtain approval of the Notes by DTC for "book-entry" transfer.

                  (p) To use their reasonable best efforts to effect the inclusion of the Original Notes in Portal.

                  (q) Prior to the Closing Date, to furnish without charge to the Initial Purchasers, (i) as soon as they have been prepared, a copy of any regularly prepared internal financial statements of the Company and its subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum, (ii) all other reports and other communications (financial or otherwise) that any of the Issuers mail or otherwise make available to their security holders and (iii) such other information as the Initial Purchasers shall reasonably request.

                  (r) Not to distribute prior to the Closing Date any offering material in connection with the offer and sale of the Original Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

                  (s) During the period of two years after the Closing Date or, if earlier, until such time as the Original Notes are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become an investment company required to be registered, but not registered, under the Investment Company Act of 1940.

                  (t) In connection with the offering, until the Initial Purchasers shall have notified the Company of the completion of the resale of the Notes, not to, and not to permit any of their affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates have a beneficial interest in any of the Notes; and none of the Issuers nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.

                  (u) The Company agrees that prior to any registration of the Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Indenture shall be qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and that it will cause to be entered into any necessary supplemental indentures in connection therewith.

                  5. Representations and Warranties. (a) The Issuers, jointly and severally, represent and warrant to the Initial Purchasers that:


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                                      -8-

            (i) Each of the Preliminary Offering Memorandum and the Offering Memorandum has been prepared in connection with the Exempt Resales. None of the Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty with respect to information relating to the Initial Purchasers contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum or any supplement or amendment thereto, in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for inclusion in the Preliminary Offering Memorandum or the Offering Memorandum or any supplement or amendment thereto. No order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of any Issuer, has been threatened.

            (ii) The documents incorporated by reference in the Offering Memorandum heretofore filed with the Commission were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and any further incorporated documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further incorporated document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

            (iii) There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class as the Notes within the meaning of Rule 144A under the Act.

            (iv) Attached hereto as Schedule II is a true and complete list of each subsidiary of the Company, its jurisdiction of incorporation or formation, type of entity and percentage equity ownership by the Company (collectively, the "SUBSIDIARIES"). The entities listed on Schedule II hereto are the only Subsidiaries, direct or indirect, of the Company. All of the issued and outstanding shares of capital stock or other equity interests of each of


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                                      -9-


      the Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar rights and, except as set forth in the Offering Memorandum, are owned by the Company free and clear of all Liens (as defined in the Indenture) other than Permitted Liens (as defined in the Indenture). Except as set forth in the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Subsidiaries. No holder of any securities of the Company or any of the Subsidiaries is entitled to have such securities (other than the Notes) registered under any registration statement contemplated by the Registration Rights Agreement.

            (v) Each of the Company and the Subsidiaries (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be; (b) has all requisite corporate, partnership or limited liability company or other power and authority, as the case may be, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent and approval could not reasonably be expected to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. A "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, condition (financial or other), results of operations, performance or prospects of the Company and the Subsidiaries, taken as a whole.

            (vi) Each of the Issuers has all requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform all of its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Transaction Documents to be consummated on its part and, without limitation, the Company has all requisite corporate or limited liability company power and authority, as the case may be, to issue, sell and deliver the Notes and each Guarantor has all requisite corporate power and authority to execute, deliver and perform all its obligations under its Guarantee. Each of the Issuers has duly authorized the execution, delivery and performance of each of the Transaction Documents to which it is a party. Each of the Transaction Documents conforms, or when executed and delivered will conform, in all material respects to the descriptions thereof in the Offering Memorandum.

            (vii) This Agreement has been duly and validly executed and delivered by each Issuer.


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                                      -10-


            (viii) The Indenture has been duly and validly authorized by each Issuer and, when duly executed and delivered by each Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legal, valid and binding obligation of each of the Issuers, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

            (ix) The Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company and, when issued, authenticated and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), the Original Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Original Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

            (x) The Exchange Notes have been, or upon the Closing Date will be, duly and validly authorized for issuance by the Company and, when issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), the Exchange Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Exchange Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Preliminary Memorandum and the Offering Memorandum.

            (xi) The Guarantees have been duly and validly authorized by the Guarantors and, when the Original Notes are issued, authenticated and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), will be legal, valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Guarantees, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

            (xii) The guarantees to be endorsed on the Exchange Notes have been duly and validly authorized by the Guarantors and, when the Exchange Notes are issued, authenticated and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), will be legal, valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (xiii) The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a legal, valid and binding obligation of each of the Issuers, enforceable against them in accordance with its terms, except (A) as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally and general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) that any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

            (xiv) The New Credit Agreement has been duly and validly authorized by the Company and the Guarantors and, when executed and delivered by the Company and the Guarantors (assuming the due authorization, execution and delivery by the other parties thereto), will be legal, valid and binding obligations of the Company and the Guarantors, enforceable against each of them in accordance with its terms, except (A) the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) that any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The New Credit Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

            (xv) All taxes, fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Note Documents and the execution, delivery and sale of the Original Notes shall have been paid by or on behalf of the Company at or prior to the Closing Date.

            (xvi) None of the Company or any of the Subsidiaries is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (B) and (C) herein, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or any of its Subsidiaries under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (xvii) The execution, delivery and performance by each of the Issuers of the Transaction Documents to which it is a party, including the consummation of the offer and sale of the Original Notes and the offer and exchange of the Exchange Notes, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a Lien, on any property or assets of the Company or any Subsidiaries (other than as contemplated by to the New Credit Agreement) pursuant to, (i) the charter, bylaws or other constitutive documents of any of the Company or any of its Subsidiaries, (ii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any of its Subsidiaries or their respective assets or properties except such judgments, orders or decrees that would have a Material Adverse Effect,
      (iii) assuming the consummation of the New Credit Agreement, any of the Agreements and Instruments or (iv) any law, statute, rule or regulation applicable to the Company or any of its Subsidiaries or their respective assets or properties, except in the case of clauses (iii) and (iv), such violations, conflicts, breaches or defaults as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company or any of its Subsidiaries for the execution, delivery and performance by the Company and each of its Subsidiaries of the Transaction Documents to which they are party including the consummation of any of the transactions contemplated thereby, except (x) such as have been or will be obtained or made on or prior to the Closing Date, (y) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement and (z) qualification of the Indenture under the Trust Indenture Act in connection with the issuance of the Exchange Notes. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect, except such consents or waivers that the failure to obtain could not be reasonably expected to have a Material Adverse Effect.

            (xviii) Except as set forth in the Offering Memorandum, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuers, threatened or contemplated, to which the Company or any of the Subsidiaries is or may be a party or to which the business, assets or property of such person is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuers, that has been proposed by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of the Subsidiaries is or may be subject that (x) in the case of clause (A) above, if determined adversely to the Company or any of the Subsidiaries, could, individually or in the aggregate, reasonably be expected, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Transaction Documents and (y) could, individually or in the aggregate, reasonably be expected, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes or the Guarantees in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Transaction Documents. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes that has been received by the Company or any of the Subsidiaries or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.

            (xix) Except as could not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of any of the Company or any of the Subsidiaries exists or, to the knowledge of the Issuers, is imminent.

            (xx) Except as set forth in the Offering Memorandum, the Company and each of the Subsidiaries (A) is in compliance with, or not subject to costs or liabilities under, all laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property ("ENVIRONMENTAL LAWS"), other than noncompliance or such costs or liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Issuers, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions by any governmental authority which the Company or any of its Subsidiaries could reasonably expect to result in a Material Adverse Effect are accurately described in all material respects in the Offering Memorandum. The Company and each of the Subsidiaries maintains a system of internal environmental management controls sufficient to provide reasonable assurance of compliance in all material respects of their business facilities, real property and operations with requirements of applicable Environmental Laws.

            (xxi) The Company and each of the Subsidiaries have (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an "AUTHORIZATION") necessary to engage in the business conducted by them in the manner described in the Offering Memorandum, except where failure to hold such Authorizations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Company and each of the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (xxii) Each of the Company and the Subsidiaries has valid title in fee simple to all items of real property and valid title to all personal property owned by each of them, in each case free and clear of any Lien, except (i) as created pursuant to the New Credit Agreement, (ii) such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries to an extent that such interference could reasonably be expected to have a Material Adverse Effect, and (iii) Liens described in the Offering Memorandum. Any real property and buildings held under lease by the Company or any of the Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or the Subsidiaries.

            (xxiii) Each of the Company and the Subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "INTELLECTUAL PROPERTY") necessary to conduct the businesses operated by it as described in the Offering Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property could not reasonably be expected to have a Material Adverse Effect. None of the Company or any of the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, could reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect.

            (xxiv) The Company and each of the Subsidiaries have (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and have made all declarations and filings with, all applicable governmental authorities, all self-regulatory authorities and all courts and other tribunals (each, a "LICENSE"), necessary to engage in the businesses conducted by them in the manner described in the Offering Memorandum, except where failure to hold such Licenses could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such License, except where any such limitations, suspensions or revocations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Licenses are valid and in full force and effect and the Company and each of the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Licenses and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Licenses, except for any invalidity, failure to be in full force and effect or noncompliance with any License that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (xxv) All tax returns required to be filed by the Company and each of the Subsidiaries have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Issuers, there are no material proposed additional tax assessments against the Company or any of the Subsidiaries or their assets or property.

            (xxvi) To the knowledge of the Issuers, neither the Company or any Subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which violation could reasonably be expected to have a Material Adverse Effect.

            (xxvii) Neither the Company nor any of the Subsidiaries have any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of the Subsidiaries is or has ever been a participant. With respect to such plans, the Company and each of the Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA.

            (xxviii) Neither the Company nor any of the Subsidiaries is an "investment company" or a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

            (xxix) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxx) The Company and each of the Subsidiaries maintain insurance covering their properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect the Company and of the Subsidiaries and their businesses. None of the Company or any of the Subsidiaries has received notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures will have to be made in order to continue any insurance maintained by any of them other than capital improvements and other expenditures that have been budgeted by the Company or the Subsidiaries, as the case may be.

            (xxxi) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Original Notes or (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Original Notes in a manner that would require registration of the Original Notes under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Original Notes under the Act.

            (xxxii) Neither the Company nor any of its affiliates (as defined in Regulation D under the Act) has, directly or through any agent (other than the Initial Purchasers, as to which no representation is made), sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of, any security (as defined in the Act) that is currently or will be integrated with the sale of the Original Notes in a manner that would require the registration of the Original Notes under the Act.

            (xxxiii) None of the Issuers or any of their affiliates, or any person acting on their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation), is engaged in any directed selling effort with respect to the Original Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meaning given to them by Regulation S.

            (xxxiv) No form of general solicitation or general advertising was used by the Issuers or any of their representatives (other than the Initial Purchasers, as to whom the Issuers make no representation) in connection with the offer and sale of any of the Original Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or displayed on any computer terminal, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. None of the Company or any of its affiliates has entered into, and none of the Company or any of its affiliates will enter into, any contractual arrangement with respect to the distribution of the Original Notes except for this Agreement.

            (xxxv) Since December 31, 2001, except as set forth or contemplated in the Offering Memorandum, (a) neither the Company nor any of the Subsidiaries has (1) incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (2) entered into any transaction not in the ordinary course of business that could reasonably be expected to have a Material Adverse Effect, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Company and the Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (d) there has not been any material change in the long-term debt of the Company or any of the Subsidiaries except as disclosed in the Offering Memorandum.

            (xxxvi) Neither the Company nor any of the Subsidiaries (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date.

            (xxxvii) To the Company's knowledge, each of Deloitte & Touche LLP and KPMG LLP is an independent accountant within the meaning of the Act. The historical financial statements and the notes thereto included in the Offering Memorandum present fairly in all material respects the consolidated financial position and results of operations of the Company and its consolidated subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Offering Memorandum). The other financial information and data included in the Offering Memorandum are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and the Subsidiaries.

            (xxxviii) The assumptions used in the preparation of as adjusted financial information included in the Offering Memorandum are reasonable in all material respects and the adjustments used therein are appropriate in all material respects to give effect to the transactions or circumstances referred to therein.

            (xxxix) As of the date hereof (and immediately prior to and immediately following the issuance of the Notes on the Closing Date) the Company and each of the Guarantors is and will be Solvent. No Issuer is contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and no Issuer has knowledge of any person contemplating the filing of any such petition against any Issuer. As used herein, "SOLVENT" shall mean, for any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person's ability to pay as such debts and liabilities mature, (d) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person's property would constitute an unreasonably small capital and (e) such person is able to pay its debts as they become due and payable.

            (xl) Except as described in the section entitled "Plan of distribution" in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any other person other than the Initial Purchasers that would give rise to a valid claim against the Company, any Subsidiary or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

            (xli) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects.

            (xlii) The Company has delivered to the Initial Purchasers a true and correct copy of the New Credit Agreement, together with all related agreements and all schedules and exhibits thereto, and there shall have been no material amendments, alterations, modifications or waivers of any of the provisions of any such documents since their respective dates of execution, other than any such amendments, alterations, modifications and waivers as to which the Initial Purchasers has been advised in writing and which would be required to be disclosed in the Offering Memorandum; and there exists no event or condition which would constitute a default or an event of default under the New Credit Agreement.

            (xliii) Each certificate signed by any officer of the Issuers and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Initial Purchasers as to the matters covered by such certificate.

                  The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 8 of this Agreement, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Issuers hereby consent to such reliance.

                  (b) Each Initial Purchaser acknowledges that it is purchasing the Original Notes pursuant to a private sale exemption from registration under the Act, and that the Original Notes have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents, warrants and covenants to the Issuers that:

            (i) It is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

            (ii) (A) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Original Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (B) it has and will solicit offers for the Original Notes only from, and will offer and sell the Original Notes only to (1) persons whom such Initial Purchasers reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

            (iii) With respect to offers and sales outside the United States:

                  (A) the Initial Purchasers will comply with all applicable laws and regulations in each jurisdiction in which they acquire, offer, sell or deliver Notes or have in their possession or distribute either any Offering Memorandum or any such other material, in all cases at their own expense; and

                  (B) the Initial Purchasers have offered the Original Notes and will offer and sell the Original Notes (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Original Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither the Initial Purchasers nor any persons acting on their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Original Notes, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S.

                  Terms used in this Section 5(b)(iii) have the meanings given to them by Regulation S.

            (iv) The source of funds being used by it to acquire the Original Notes does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of ERISA) or any "plan" (within the meaning of
      Section 4975 of the Code).

                  The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchasers hereby consent to such reliance.

                  6. Indemnification. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of each Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "LOSSES") to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers will not be liable to an Initial Purchaser to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made therein in reliance upon and in conformity with written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein; provided, however, that with respect to any untrue statement or alleged untrue statement of, or omission or alleged omission to state, a material fact made in the Preliminary Offering Memorandum, the indemnity set forth in this Section 6(a) shall not inure to the benefit of an Initial Purchaser and related persons from whom the person asserting any Losses purchased the Notes concerned, to the extent that any such Losses of such Initial Purchaser and related persons occurs under the circumstances where it shall have been determined by a court of competent jurisdiction (or appropriate arbitral proceeding) by final and nonappealable judgment that (i) the Company had previously furnished copies of the Offering Memorandum to the Initial Purchaser, (ii) delivery of the Offering Memorandum was required under this Agreement or by the Act to be made to such person, (iii) the untrue statement or omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum,
(iv) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Notes to such person, a copy of the Offering Memorandum and (v) delivery of the Offering Memorandum would have eliminated such Losses.

                  (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless each Issuer, each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made therein in reliance upon and in conformity with information relating to such Initial Purchaser furnished in writing to the Company by or on behalf of such Initial Purchasers expressly for use therein.

                  (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "ACTION"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless
(i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement (except with respect to that portion of fees and expenses, if any, that the indemnifying party is contesting in good faith) and
(iii) such indemnified party shall have given the indemnifying party at least 45 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (d) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and an Initial Purchaser, on the other hand, from the offering of the Original Notes or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and such Initial Purchaser, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and an Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Original Notes (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discounts and commissions received by such Initial Purchaser. The relative fault of the Issuers, on the one hand, and an Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or such Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

                  The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Original Notes purchased hereof pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as an Initial Purchaser, and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of such Issuer shall have the same rights to contribution of such Issuer. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

                  8. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Original Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

                  (a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Closing Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Issuers shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

                  (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers on the day of this Agreement or at such later date as the Initial Purchasers may determine. No stop order suspending the qualification or exemption from qualification of the Original Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (c) No action shall have been taken and no statute, rule,
            regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Original Notes or consummation of the Exchange Offer; except as disclosed in the Offering Memorandum, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Issuers, threatened against any Issuer before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

                  (d) Since December 31, 2001, except as set forth or
            contemplated in the Offering Memorandum, (a) neither the Company nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Company and the Subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (e) The Initial Purchasers shall have received certificates, dated the Closing Date, signed by two authorized officers of each Issuer confirming, as of the Closing Date, to their knowledge, the matters set forth in paragraphs (a), (b), (c) and (d) of this
            Section 8.

                  (f) The Initial Purchasers shall have received on the Closing
            Date opinions dated the Closing Date, addressed to the Initial Purchasers, of Akin, Gump, Strauss, Hauer & Feld, L.L.P. counsel to the Issuers, and Anthony J. Correro III, general counsel of the Company, substantially in the form of Exhibits B-1 and B-2 hereto in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

                  (g) The Initial Purchasers shall have received on the Closing
            Date an opinion (satisfactory in form and substance to the Initial Purchasers) dated the Closing Date from each of Cahill Gordon & Reindel and Gardere Wynne Sewell LLP, counsel to the Initial Purchasers.

                  (h) The Initial Purchasers shall have received a "comfort
            letter" from Deloitte & Touche LLP, independent public accountants for the Company, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. In addition, the Initial Purchasers shall have received a "bring-down comfort letter" from Deloitte & Touche LLP, dated as of the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

                  (i) Each of the Issuers and the Trustee shall have executed and delivered the Indenture and the Initial Purchasers shall have received copies, conformed as executed, thereof.

                  (j) The Company shall have executed and delivered the New
            Credit Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (k) Each of the Issuers shall have executed and delivered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (l) The Company shall have notified the lenders under the
            Company's existing credit facility, of the Company's intention to pay all obligations with respect thereto with a portion of the proceeds of the Original Notes and to terminate such facility, and simultaneously with the issuance of the Original Notes all such obligations shall be paid in full and such facility shall be terminated.

                  (m) All government authorizations required in connection with the issue and sale of the Notes as contemplated under this Agreement and the performance of the Issuers' obligations hereunder and under Indenture and the Notes shall be in full force and effect.

                  (n) The Initial Purchasers shall have been furnished with
            wiring instructions for the application of the proceeds of the Original Notes in accordance with this Agreement and such other information as it may reasonably request.

                  (o) Cahill Gordon & Reindel and Gardere Wynne Sewell LLP,
            counsel to the Initial Purchasers, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

                  (p) The Original Notes shall be eligible for trading in Portal upon issuance.

                  (q) All agreements set forth in the representation letter of the Issuers to DTC relating to the approval of the Notes by DTC for "book-entry" transfer shall have been complied with.

                  The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.

                  9. Initial Purchasers' Information. The Issuers and the Initial Purchasers severally acknowledge that the statements with respect to the delivery of the Original Notes to the Initial Purchasers set forth in (i) the last paragraph of the cover page and (ii) in the first sentence of the fourth paragraph, the first sentence of the sixth paragraph and in the seventh paragraph under the caption "Plan of distribution" in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                  10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Issuers or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchasers. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.

                  11. Effective Date of Agreement; Termination. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

                  (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Issuers if, on or prior to such date, (i) the Issuers shall have failed, refused or been unable to perform in any material respect any agreement on their part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuers pursuant to Section 8 is not fulfilled when and as required in any material respect, (iii) trading in securities of the Company on the Nasdaq National Market shall have been suspended or materially limited, (iv) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (v) a general banking moratorium shall have been declared by federal or New York authorities, (vi) there is an outbreak or escalation of hostilities or other national or international calamity, in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Initial Purchasers' judgment, impracticable to proceed with the offering or delivery of the Original Notes on the terms and in the manner contemplated in the Offering Memorandum or (vii) there shall have been such a material adverse change or material disruption in the financial, banking or capital markets generally (including, without limitation, the markets for debt securities of companies similar to the Company) or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum.

                  (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

                  (d) If the sale of the Notes provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuers to satisfy any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied on its part or because of any refusal, inability or failure on the part of the Issuers to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuers will reimburse the Initial Purchasers for all of its reasonable out-of-pocket expenses, including, without limitation, the fees and expenses of the Initial Purchasers' counsel incurred in connection with this Agreement.

                  (e) If any Initial Purchaser shall fail to purchase and pay for any of the Original Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Original Notes, and if such non-defaulting Initial Purchasers do not purchase all the Original Notes, this Agreement will terminate without liability to such nondefaulting Initial Purchasers or the Issuers. In the event of a default by any Initial Purchaser as set forth in this paragraph (e), the Closing Date shall be postponed for such period, not exceeding five business days, as the nondefaulting Initial Purchasers shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting

Initial Purchaser of its liability, if any, to the Issuers or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

                  12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered, or, telegraphed or telecopied and confirmed in writing to UBS Warburg LLC, 299 Park Avenue, 38th Floor, New York, New York 10171 (telephone: (212) 821-3000, fax: (203)-719-1075), Attention: Syndicate Department, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 (telephone:
(212) 701-3000, fax: (212) 269-5420), Attention: Richard E. Farley, Esq. and
Gardere Wynne Sewell LLP, 1000 Louisiana, Suite 3400, Houston, TX 77002 (telephone: (713) 276-5898, fax: (713) 276-6898), Attention: Greg Sergesketter, Esq. and, if sent to the Issuers, shall be mailed, delivered or telegraphed or telecopied and confirmed in writing to Petroleum Helicopters, Inc., Post Office Box 90808, Municipal Airport, Lafayette, LA 70509-0808 (telephone: (337) 235-2452, fax: (337) 206-9576), Attention: Chief Executive Officer, with a copy to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Pennzoil Place, South Tower, 711 Louisiana Street, Houston, TX 77002 (telephone: (713) 220-5800, fax: (713) 236-0822), Attention: Richard J. Wilkie, Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

                  13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuers and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

                  14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

                  15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

                  16. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

                  If the foregoing agreement correctly sets forth the understanding among the Issuers and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchasers.


                                         PETROLEUM HELICOPTERS, INC.


                                         By:   /s/  MICHAEL J. McCANN
                                             -----------------------------------
                                             Name:  Michael J. McCann
                                             Title: Chief Financial Officer


                                         EACH SUBSIDIARY GUARANTOR LISTED ON
                                         SCHEDULE I HERETO


                                         By:   /s/  MICHAEL J. McCANN
                                             -----------------------------------
                                             Name:  Michael J. McCann
                                             Title: Vice President

Confirmed and accepted as of
the date first above written:

UBS WARBURG LLC

By:      /s/  RICHARD R.S. SMITH
       -----------------------------
       Name:  Richard R.S. Smith
       Title: Managing Director

By:      /s/  L. BRETT WATKINS
       -----------------------------
       Name:  L. Brett Watkins
       Title: Director

Deutsche Bank Securities Inc.

By:      /s/  MARK FEDORCIK
       -----------------------------
       Name:  Mark Fedorcik
       Title: Director

                                                                      SCHEDULE I




                   GUARANTORS

                1. International Helicopter Transport, Inc.

                2. Evangeline Airmotive, Inc.

                3. Air Evac Services, Inc.

                4. PHI Aeromedical Services, Inc.

                5. Petroleum Helicopters International, Inc.

                6. Acadian Composites, L.L.C.

                7. Helicopter Management, L.L.C.

                8. Helicopter Leasing, L.L.C.

                                                                     SCHEDULE II


                                                                                   %               JURISDICTION OF
                                                                             OWNED BY THE          INCORPORATION OR
                 SUBSIDIARY                        TYPE OF ENTITY               COMPANY              ORGANIZATION
                 ----------                        --------------            -------------         ---------------
  1.  International Helicopter Transport,    Corporation                         100%                  Louisiana
         Inc.
  2.  Evangeline Airmotive, Inc.             Corporation                         100%                  Louisiana
  3.  Acadian Composites, L.L.C.             LLC                                 100%                  Louisiana
  4.  Air Evac Services, Inc.                Corporation                         100%                  Louisiana
  5.  PHI Aeromedical Services, Inc.         Corporation                         100%                  Louisiana
  6.  Petroleum Helicopters International,   Corporation                         100%                  Louisiana
         Inc.

                                                                    SCHEDULE III





                                                                                 PRINCIPAL AMOUNT OF
INITIAL PURCHASERS                                                                 ORIGINAL NOTES
------------------                                                               -------------------
UBS Warburg LLC                                                                     $160,000,000

Deutsche Bank Securities Inc.                                                       $ 40,000,000

Total                                                                               $200,000,000